UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2010 (January 20, 2010)

FIRST PHYSICIANS CAPITAL GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-30326	77-0557617
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 North Camden Drive, #810 Beverly Hills, CA	90210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 860-2501

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02:	Unregistered Sales of Equity Securities

On January 20, 2010, First Physicians Capital Group, Inc., a Delaware corporation (the “Registrant”), accepted warrant exercises in the aggregate amount of 181,400 shares (the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), for an aggregate purchase price of $84,450 from four investors (the “Investors”). The Shares were issued pursuant to the exercise of i) four Advisory Board warrants to purchase shares of Common Stock at an exercise price of $0.45 per share, one of which was issued on December 12, 2006, and three of which were issued on September 13, 2007, in consideration for the strategic advice and assistance provided to the Registrant by the Investors on the Registrant’s Advisory Board; and ii) a warrant to purchase shares of Common Stock at an exercise price of $0.50 per share, in connection with the private placement of the Registrant’s Series 5-A Preferred Stock, par value $0.01 per share, and warrants to purchase Common Stock. Each of the Investors represented to the Registrant in writing that he is an “Accredited Investor,” as that term is defined in Rule 501(a) of Regulation D, promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The offers and sales of the Shares pursuant to the warrant exercises were exempt from the registration and prospectus delivery requirements of the Securities Act, by virtue of Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description
10.1*	Form of Warrant (filed as Exhibit 10.1 to the Form 8-K, filed with the SEC on March 26, 2008).
10.2*	Form of Warrant (filed as Exhibit 4.2 to the Form 8-K, filed with the SEC on September 22, 2006).

*Exhibits marked with an asterisk (*) have been previously filed with the SEC as indicated and are incorporated herein by reference.

EXHIBITS

Exhibit
Number	Description
10.1*	Form of Warrant (filed as Exhibit 10.1 to the Form 8-K, filed with the SEC on March 26, 2008).
10.2*	Form of Warrant (filed as Exhibit 4.2 to the Form 8-K, filed with the SEC on September 22, 2006).
*Exhibits marked with an asterisk (*) have been previously filed with the SEC as indicated and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PHYSICIANS CAPITAL GROUP, INC.

Date: January 26, 2010

By: /s/ Donald C. Parkerson

Donald C. Parkerson
Chief Financial Officer